EXHIBIT 4.7

INTERCREDITOR AGREEMENT

dated as of September 25, 2003

relating to

RFS FUNDING TRUST

This INTERCREDITOR AGREEMENT, dated as of September 25, 2003 (this “Agreement”), is executed and delivered by Edison Asset Securitization, L.L.C., as lender (the “Lender”) under the Funding Agreement referred to below, Deutsche Bank Trust Company Americas (“Deutsche Bank”), as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”) and RFS Funding Trust, a Delaware statutory trust (“RFS Funding Trust”).

BACKGROUND

1.             Pursuant to a Funding Agreement, dated as of June 27, 2003, between RFS Funding Trust and Lender (as amended or otherwise modified from time to time, the “Funding Agreement”) , which amends and restates a Third Amended and Restated Receivables Funding and Servicing Agreement, the Lender has made, and has agreed to make, from time to time, advances to RFS Funding Trust upon the terms and subject to the conditions therein provided, secured by receivables included in the Indenture Collateral and the proceeds thereof, as well as RFS Funding Trust’s rights under certain related documents.

2.             Pursuant to a Master Indenture, dated on or about the date hereof, between Deutsche Bank, as indenture trustee, and GE Capital Credit Card Master Note Trust (the “Issuer”; and such Master Indenture, as supplemented or otherwise modified from time to time, including in connection with the issuance of various series of notes thereunder, being the “Indenture”), Deutsche Bank has agreed to act as Indenture Trustee for holders of notes (the “Notes”) to be issued by the Issuer from time to time. The principal asset of the Issuer is a Note Trust Certificate issued by RFS Funding Trust, representing an undivided beneficial interest in a substantial majority of the receivables included in the Lender Collateral.

3.             Pursuant to an Indenture Security Agreement, dated on or about the date hereof, between RFS Funding Trust and the Indenture Trustee (as amended or otherwise modified from time to time, the “Indenture Security Agreement”), RFS Funding Trust has granted a security interest in the Indenture Collateral to the Indenture Trustee to secure the Issuer’s obligations under the Notes.

4.             The parties hereto wish to, among other things, set forth certain agreements with respect to the Collateral and RFS Funding Trust.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1     Definitions. Except as otherwise specified or as the context may otherwise require, the following capitalized terms have the meanings set forth below for all purposes of this Agreement.

“Account” means, at any time, each credit card account then included as an “Account” pursuant to (and as defined in) the Trust Receivables Purchase Agreement.

“Agreement” is defined in the preamble to this Agreement.

“Collateral” means all Receivables, proceeds thereof and other property that, in each case, are or  is included in both the Indenture Collateral and the Lender Collateral.

“Collateral Amount” is defined, with respect to any Series, in the related Indenture Supplement.

“Collections” means all items included in “Collections” as defined in the Funding Agreement or the Indenture, and that, in each case, are or is included in both the Indenture Collateral and the Lender Collateral.

“Deutsche Bank” is defined in the preamble to this Agreement.

“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account.

“Funding Agreement” is defined in the background statements to this Agreement.

“Indenture” is defined in the background statements to this Agreement.

“Indenture Collateral” means the “Collateral” under (and as defined in) the Indenture Security Agreement.

“Indenture Security Agreement” is defined in the background statements to this Agreement.

“Indenture Supplement” means, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such.

“Indenture Trustee” is defined in the preamble to this Agreement.

“Issuer” is defined in the background statements to this Agreement.

“Lender” is defined in the preamble to this Agreement.

“Lender Collateral” means the “Borrower Collateral” under (and as defined in) the Funding Agreement.

“Lender Collateral Interest Percentage” is defined in the Trust Agreement.

“Monogram” means Monogram Credit Card Bank of Georgia, a bank organized under the laws of Georgia.

“Notes” is defined in the background statements to this Agreement.

“Obligor” means, with respect to any Receivable, any Person obligated to make payments in respect thereof.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, governmental authority or any other entity of whatever nature.

“Principal Receivable” means each Receivable, other than a Finance Charge Receivable.

“Rating Agency” means (a) as to each Series, the rating agency or agencies, if any, specified in the related Indenture Supplement and (b) as to the Lender’s commercial paper notes, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Service, a division of the McGraw Hill Companies, Inc.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency, if any, shall have notified the Issuer or the Lender in writing that such action will not result in a reduction or withdrawal of the rating, if any, of (a) in the case of the Issuer, any outstanding Series or class of Notes with respect to which it is a Rating Agency and (b) in the case of the Lender, the Lender’s commercial paper notes.

“Receivable” means any amount owing by an Obligor under an Account from time to time.

“RFS Funding Trust” is defined in the preamble to this Agreement.

“Series” means any series of Notes, which may include within any such Series a class or classes of Notes subordinate to another such class or classes of Notes.

“Servicer” means Monogram, in its capacity as the Servicer under the Servicing Agreement, or any other Person designated as a successor servicer pursuant to the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement dated as of June 27, 2003, among the Servicer, RFS Funding Trust and the Issuer.

“Specified Retailer Receivables” means Principal Receivables arising in Accounts relating to Monogram’s credit card programs for Home Depot U.S.A., Inc. or Montgomery Ward, Incorporated.

“Trust Agreement” means the Trust Agreement pursuant to which RFS Funding Trust was formed, as amended and restated as of June 27, 2003.

“Trust Receivables Purchase Agreement” means that certain Receivable Purchase and Contribution Agreement dated as of June 27, 2003 and as amended as of September 25, 2003, by the First Amendment to the Receivables Purchase and Contribution Agreement, between RFS Holding, L.L.C. and RFS Funding Trust.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction.

SECTION 2     Other Interpretive Matters. All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement, each and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) unless defined in this Agreement or the context otherwise requires, capitalized terms used in this Agreement which are defined in the UCC shall have the meaning given such term in the UCC; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or the certificate or other document in which reference is made); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) subject to Section 7, references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person’s successors and permitted assigns.

SECTION 3     Equal Priority. The UCC financing statement relating to the Lender’s security interest in the Lender Collateral was filed prior to the financing statement relating to the Indenture Trustee’s security interest in the Indenture Collateral, which provides Lender a perfected security interest prior to the Indenture Trustee’s security interest in the Collateral under the terms of the UCC. Notwithstanding that fact, the Lender and the Indenture Trustee agree that their security interests in the Collateral shall be of equal rank and priority with each other; provided, that the foregoing agreement shall not apply at any time when (a) the security interest of either the Lender or the Indenture Trustee has ceased to be perfected or (b) because of any temporary cessation of perfection of the security interest of either the Lender or the Indenture Trustee, any other Person has a security interest or other claim on the Collateral that has priority over one but not both of the security interests of the Lender and the Indenture Trustee.  Without prejudice to the foregoing proviso, neither Lender nor Indenture Trustee shall initiate any challenge to the perfection or validity of the security interest held by the other in the Collateral.

SECTION 4     Application and Release of Collections in the Ordinary Course. Pursuant to the Servicing Agreement, the Servicer has agreed to service the Receivables included in the Collateral and, among other things, to apply Collections of those Receivables as required by Section 6.3 of the Funding Agreement, Section 8.4 of the Indenture (as supplemented by each Indenture Supplement) and Section 5.1 of the Trust Agreement. Such Collections constitute proceeds of Collateral, in which proceeds each of Lender and Indenture Trustee have perfected security interests. Lender and Indenture Trustee each hereby consent to the application of Collections in accordance with the terms of the referenced documents. Upon any application of any portion of Collections for the benefit of holders of Notes or other transaction parties in accordance with the terms of the Indenture and the Trust Agreement, Lender hereby releases such Collections from its security interest. Upon any application of any portion of Collections for the benefit of Lender or other transaction parties in accordance with the terms of the Funding Agreement and the Trust Agreement, Indenture Trustee hereby releases such Collections from its security interest. No amendment or other modification to the Trust Agreement made after the date hereof that affects the allocation of Collections shall be given effect for purposes of this Agreement unless consented to by the Lender and the Indenture Trustee.  Subject to the proviso in Section 3 of this Agreement, if, notwithstanding the intent of the parties that the security interests of the Lender and the Indenture Trustee be equal in rank and priority, for any reason the agreement of the parties is not enforced in any distribution of assets of RFS Funding Trust in any bankruptcy, liquidation or other proceeding, or if either the Lender or the Indenture Trustee receives proceeds of the Collateral or other distributions on account of the Collateral in excess of such party’s pro rata share of such proceeds or distribution, then such party receiving such proceeds or distribution shall immediately turn over to the other an amount sufficient to cause each to have received a pro rata amount.

SECTION 5     Exercise of Remedies. Pursuant to (i) the Funding Agreement, in the case of the Lender, (ii) the Indenture and the Indenture Security Agreement, in the case the Indenture Trustee, and (iii) applicable law, in the case of either, the Lender or the Indenture Trustee may be entitled to sell or foreclose upon receivables included in the Collateral in certain circumstances. In the event of any such sale or foreclosure by the Lender, the Lender agrees that, at any time when any Notes or other secured obligations are outstanding under the Indenture, it shall not, without the consent of the Indenture Trustee, sell or foreclose upon any Collateral other than Receivables consisting of (a) Specified Retailer Receivables, (b) other randomly selected Principal Receivables with an aggregate Outstanding Balance not in excess of the Lender’s Collateral Interest Percentage (at the time of sale) of Principal Receivables other than Specified Retailer Receivables and (c) Finance Charge Receivables relating to the Principal Receivables specified in clauses (a) and (b).  In the event of any such sale or foreclosure by the Indenture Trustee, the Indenture Trustee agrees that, at any time when any secured obligations are outstanding under the Funding Agreement, it shall not, without the consent of the Lender, sell or foreclose upon any Collateral other than receivables consisting of (x) randomly selected Principal Receivables (excluding Specified Retailer Receivables) with an aggregate Outstanding Balance not to exceed, for each Series of Notes with respect to which a sale or foreclosure is being made, the related Collateral Amount at the time of sale and (y) Finance Charge Receivables relating to the Principal Receivables specified in clause (x). Upon any sale or foreclosure complying with the applicable foregoing limitation, the Indenture Trustee (in the case of a sale or foreclosure by the Lender) or the Lender (in the case of a sale or foreclosure by the Indenture Trustee) hereby releases the Receivables that are the subject of such sale or foreclosure and their proceeds from its security interest. Any other proceeds of Receivables obtained by either Lender or Indenture Trustee in the exercise of any remedies shall be subject to the allocation provisions in the Trust Agreement.

SECTION 6     Further Assurances. Each of the Indenture Trustee and the Lender agrees, upon the other’s request, to execute and deliver UCC partial release statements and other documents and instruments that may be reasonably requested in order to evidence the release provided for in Section 5; provided that failure to execute and deliver any partial release statements, documents or instruments shall not affect or impair the release provided for in this Section 5.

SECTION 7     Funding Agreement, Indenture and Trust Receivables Purchase Agreement. Any provisions of the Funding Agreement may be waived, amended or otherwise modified without the consent of the Indenture Trustee. Any provision of the Indenture may be waived, amended or otherwise modified without the consent of the Lender.  However, no amendment or other modification to the Funding Agreement or the Indenture that affects the meaning of any defined term used in this Agreement shall be given effect for purposes of this Agreement unless consented to in writing by each party to this Agreement. RFS Funding Trust will not consent to any amendment or other modification to the Trust Receivables Purchase Agreement that affects the meaning of any defined term used in this Agreement unless consented to in writing by each party to this Agreement.

SECTION 8     Bankruptcy Petition Against RFS Funding Trust. The Lender and the Indenture Trustee each hereby covenants and agrees that it will not at any time institute against RFS Funding Trust, or solicit or join or cooperate with or encourage any institution against RFS Funding Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Funding Agreement or any related documents; provided, however, the Lender and the Indenture Trustee may jointly institute, join or cooperate with any such proceeding if the Lender and Noteholders representing not less than 66-2/3% of the Outstanding Principal Balance of each class of Notes of each Series outstanding at the time have consented thereto in writing. The foregoing shall not limit the rights of the Lender or the Indenture Trustee to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against RFS Funding Trust by any Person other than the Lender or the Indenture Trustee, respectively.

SECTION 9     Bankruptcy Petition Against Lender. Each of the Indenture Trustee and RFS Funding Trust further covenants and agrees that it will not at any time institute against Lender, or solicit or join or cooperate with or encourage any institution against Lender of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law. The foregoing shall not limit the rights of the Indenture Trustee or RFS Funding Trust to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Lender by any Person other than the Indenture Trustee or RFS Funding Trust.

SECTION 10   Other Bankruptcy Provisions. (a) Notwithstanding anything contained herein to the contrary, each of the parties hereto agrees that this Agreement constitutes a “subordination agreement” for the purposes of Section 510(a) of the U.S. Bankruptcy Code.

(b)           This Agreement shall be applicable both before and after the filing of any petition by or against RFS Funding Trust under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to RFS Funding Trust shall be deemed to apply to a bankruptcy trustee for RFS Funding Trust and RFS Funding Trust as debtor-in-possession. The relative rights of the Indenture Trustee and the Lender in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, notwithstanding any court order approving the financing of or use of cash collateral by RFS Funding Trust as debtor-in-possession or by any bankruptcy trustee appointed in its case.

SECTION 11   Miscellaneous.

(a)           Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communication by facsimile transmission) and mailed, transmitted or delivered, as to each party hereto, at its address set forth on Schedule 11(a) or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or (i) in the case of notice by mail, three Business Days after being deposited in the mails, postage prepaid, and (ii) in the case of notice by facsimile transmission, upon the earlier to occur of (A) completion of transmission and telephone confirmation of receipt or (B) the recipient’s close of business on the date of transmission, in each case addressed as aforesaid.

(b)           Agreement Absolute. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no acts or omissions on the part of any other party to this Agreement shall affect or impair the agreement of any party to this Agreement, unless otherwise agreed to in writing by all of the parties hereto.

(c)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for RFS Funding Trust shall include a debtor-in-possession or bankruptcy trustee of or for such party. The successors and assigns for the Indenture Trustee and the Lender shall include any successor to the Indenture Trustee or the Lender appointed under the terms of the Indenture or the Funding Agreement, as applicable. Each of the Indenture Trustee and the Lender agrees not to transfer any interest it may have in the Indenture or the Funding Agreement (other than the granting of participations) unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby. If the Lender grants a participation in the Funding Agreement to any participant, the Lender shall disclose to such participant the existence and the terms of this Agreement.

(d)           Third-Party Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the Indenture Trustee, the Lender and their respective successors and assigns and no other Person shall have any right, benefit, or priority by reason of this Agreement.

(e)           GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5.1401.1 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

(f)            CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL

COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER OR THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER OR THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 11(a) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)           Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(h)           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(i)            No Waiver; Amendments in Writing. No delay on the part of any party to this Agreement in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any such party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver, amendment or other modification of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and shall be signed by the party purported to have consented to such waiver, amendment or other modification. This Agreement may not be amended or otherwise modified without satisfying the Rating Agency Condition.

(j)            Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically or by facsimile.

(k)           Limitation of Liability of the Trustee.  Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its capacity as Trustee (as defined in the Trust Agreement) of RFS Funding Trust, and in no event shall Deutsche Bank Trust Company Delaware, in its individual capacity, or any beneficial owner of RFS Funding Trust have any liability for the representations, warranties, covenants, agreements or other obligations of the RFS Funding Trust hereunder, as to all of which recourse shall be had solely to the assets of RFS Funding Trust.  For all purposes of this Agreement, in the performance of any duties or obligations of RFS Funding Trust thereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VIII of the Trust Agreement.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day first above written.

Edison Asset Securitization, L.L.C., as the Lender

By:		/s/ Steve A. Poulin
	Name:	Steve A. Poulin
	Title:	Authorized Signatory

deutsche bank trust company americas, as the Indenture Trustee

By:		/s/ Susan Barstock
	Name:	Susan Barstock
	Title:	Vice President

RFS Funding Trust

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as trustee

By:		/s/ Susan Barstock
	Name:	Susan Barstock
	Title:	Vice President

S-1

In its capacity as “Collateral Agent” under (and as defined in) the documents relating to the Lender’s commercial paper program, General Electric Capital Corporation has been granted a security interest (the “Program Security Interest”) in certain property of the Lender, including the Lender’s security interest in the Collateral referred to above. To the extent that it ever becomes entitled to exercise any rights with respect to the Collateral pursuant to the security interest granted by the Lender, General Electric Capital Corporation agrees to be bound by the terms of the foregoing agreement as if it were the Lender. This consent is intended to bind General Electric Capital Corporation in each of its capacities under the Lender’s commercial paper program. General Electric Capital Corporation further agrees that it will not assign any of its rights or obligations in any capacity under which it is entitled to any of the benefits of the Program Security Interest to any person unless (a) such person agrees in a writing addressed to the Indenture Trustee that to the extent that such person ever becomes entitled to exercise, or direct General Electric Capital Corporation in exercising, any rights with respect to the Collateral pursuant to the security interest granted by the Lender, such person agrees to be bound by the terms of the foregoing agreement as if it were the Lender, (b) such person delivers to the Rating Agencies customary legal opinions as to the enforceability of such letter agreement and (c) the Rating Agency Condition is satisfied as to the form and substance of that writing.

General Electric Capital Corporation

By:		/s/ Iain J. Mackay
	Name:	Iain J. Mackay
	Title:	Vice President

S-2

SCHEDULE 11(a)

NOTICE INFORMATION

If to the Lender:

Edison Asset Securitization, L.L.C.
c/o General Electric Capital Corporation, as Operating Agent
1600 Summer Street, 4th  Floor
Stamford, Connecticut  06927
Attention:              Portfolio Manager
Telephone:            (203) 357-4328
Facsimile:               (203) 961-2953

If to RFS Funding Trust:

RFS Funding Trust

c/o Deutsche Bank Trust Company Americas, as Trustee

Corporate Trust and Agency Services – Structured Finance Services

60 Wall Street, 26th Floor

MS NYC60-2606

New York, New York 10005

Attention:              Susan Barstock

Telephone:            (212) 454-4298

Facsimile:               (212) 796-8606

with a copy to:

General Electric Capital Corporation, as Administrator,

1600 Summer Street, 4th Floor

Stamford, Connecticut 06927

Attention:              Portfolio Manager

Telephone:            (203) 357-4328

Facsimile:               (203) 961-2953

and

Monogram Credit Card Bank of Georgia, as Servicer

7840 Roswell Road, Bldg. 100, Suite 210

Atlanta, Georgia  30350

Attention:  Chief Financial Officer

Telephone:  (770) 353-5337

Facsimile:  (770) 353-2464

Schedule 11(a)

If to the Indenture Trustee:

Deutsche Bank Trust Company Americas, as Trustee

60 Wall Street, 26th Floor

MS NYC60-2606

New York, New York 10005

Attention:              Corporate Trust and Agency Services

Facsimile:               (212) 796-8606

Schedule 11(a)